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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (File Nos. 333-50957 and 333-50959) filed on April 24, 1998, (ii) the Registration Statement on Form S-8 with respect to the Wheels Sports Group, Inc. 1996 Omnibus Stock Plan filed on June 29, 1998, and (iii) the Registration Statement on Form S-8 filed on June 29, 1998, of our report dated April 11, 1998, included by incorporation by reference in this Current Report on Form 8-K.


                                            /s/ Arthur Andersen LLP

                                            ARTHUR ANDERSEN LLP


Charlotte, North Carolina
June 29, 1998